EXHIBIT 23.1
INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-89527 of PAB Bankshares, Inc. on Form S-8 of our report, dated January 30, 2004, appearing in this Annual Report on Form 10-K of PAB Bankshares, Inc. for the year ended December 31, 2003.

                            /s/ MAULDIN & JENKINS, LLC

Albany, Georgia
March 10, 2004

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